Exhibit (11)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 23 to the registration statement (No. 33-4296) on Form N-1A (the "Registration Statement") of our reports dated August 7, 1998 relating to the financial statements and financial highlights appearing in the June 30, 1998 Annual Reports of State Street Research Alpha Fund, State Street Research Equity Investment Fund and State Street Research Athletes Fund (each a series of State Street Research Equity Trust), which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statements of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectuses.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
August 28, 1998